Exhibit 10.1

LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT

This LIMITED LIABILITY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 19, 2008 by and among BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware limited liability company, in its capacity as Agent (as such term is defined in the Credit Agreement, “Agent”) under the Credit Agreement (“BDCF” or “Buyer”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller owns a 50% Membership Interest (as such term is defined in the Member Control Agreement) (the “Membership Interest”) in North Metro Harness Initiative, LLC, a Minnesota limited liability company (the “Company), whose business and affairs are governed by that certain Member Control Agreement of North Metro Harness Initiative, LLC, entered into and effective as of June 8, 2004 (as amended by that certain First Amendment to Member Control Agreement dated as of April 20, 2007, the “Member Control Agreement”);

WHEREAS, Seller’s Membership Interest in the Company includes a 50% Percentage Interest (as such term is defined in the Member Control Agreement) in the Company;

WHEREAS, pursuant to the requirements of that certain letter agreement, dated June 19, 2008, between Seller and an affiliate of MTR Harness, Inc., a Minnesota corporation and owner of a 50% Membership Interest (as such term is defined in the Member Control Agreement) in the Company (“MTR Harness”), MTR Harness has waived its right to receive the first $192,500 in distributions from the Company to which MTR Harness would otherwise be entitled, and has directed that the Company pay such $192,500 in distributions to Seller (Seller’s right to receive such $192,500 in distributions, the “$192,500 Distribution Right”);

 WHEREAS, pursuant to Article IX and Article XV of the Member Control Agreement, Seller is entitled to receive Distributions (as such term is defined in the Member Control Agreement) with respect to its Membership Interests from the Company of: (i) Unrecovered Unmatched Pre-Licensing Costs (as such term is defined in the Member Control Agreement) and (ii) Unrecovered Preferred Return (as such term is defined in the Member Control Agreement), currently in the aggregate amount of $2,164,572 (the right to a receive non-interest bearing, fixed amount of $2,164,572 of the Distributions referenced in items (i) and (ii) (the “Unrecovered Costs and Return Distribution Rights”), and, together with the $192,500 Distribution Right, collectively, the “Excluded Interest”);

WHEREAS, the $192,500 Distribution Right and Unrecovered Costs and Return Distribution Rights comprising the Excluded Interest: (i) constitute only the right of to Seller to receive an aggregate amount equal to $2,357,072 in distributions from the Company in accordance with the terms of the Member Control Agreement; and (ii) do not provide Seller with any other rights with respect to the Company of any kind whatsoever, including, without limitation, voting or control rights or any rights of a Member under the Member Control Agreement or Minnesota law;

WHEREAS, the Excluded Interest does not include the right of Seller to receive any amount of Preferred Return (as such term is defined in the Member Control Agreement) accrued after the Closing Date (as defined herein), and Seller shall earn no interest on any amounts due in connection with the Excluded Interest;

WHEREAS, BDCF and the Company entered into that certain Credit Agreement, dated as of April 20, 2007 (as has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, the Loan Parties (as such term is defined in the Credit Agreement), the Lenders (as such term is defined in the Credit Agreement) and BDCF, as Agent;

WHEREAS, Seller and Southwest Casino Corporation, a Nevada corporation and owner of 100% of the capital stock of Seller (“Seller Parent”), and BDCF, as Agent, are parties to that certain Limited Guaranty dated as of July 1, 2008, pursuant to which Seller and Seller Parent guaranteed the Obligations (as such term is defined in the Credit Agreement) on a limited basis as set forth therein;

WHEREAS, pursuant to that certain Pledge Agreement, dated as of April 20, 2007 (as amended restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and between Seller and BCDF, as Agent, Seller has pledged to BCDF, as Agent, for the benefit of Agent and the benefit of Lenders (as such term is defined in the Pledge Agreement), a first priority security interest in the Pledged Collateral (as such term is defined in the Pledge Agreement);

WHEREAS, Seller, Seller Parent and Buyer, contemporaneously with the execution and delivery of this Agreement, have entered into that certain Settlement Agreement, dated as of the date hereof (the “Settlement Agreement”); and

WHEREAS, in accordance with the Settlement Agreement, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all of the Membership Interest and all Seller’s right, title and interest in the Company and under the Member Control Agreement of any kind, including as a Managing Member, but excluding, however, the Excluded Interest (such Membership Interest and all Seller’s right, title and interest in the Company and under the Member Control Agreement of any kind, including as a Managing Member, but excluding, however, the Excluded Interest, the “Acquired Interest”) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE ACQUIRED INTEREST; CLOSING

1.1           Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined below), Seller shall sell, transfer and assign to Buyer, and Buyer shall acquire from Seller all of Seller’s right, title and interest in and to the Acquired Interest, subject in all events to all rights of the Agent under the Pledge Agreement. Upon the transfer of the Acquired Interest from Seller to Buyer: (i) subject to any applicable requirements of the Member Control Agreement, Buyer shall be deemed a Substitute Member (as such term is defined in the Member Control Agreement) of the Company; (ii) Seller shall be deemed to have transferred any and all of its rights as a Member of the Company under the Member Control Agreement and Minnesota law, and any other right, title and interest in the Company and under the Member Control Agreement of any kind, including as a Managing Member, provided, however, that Seller shall retain all of its rights with respect to the Excluded Interests; and (iii) subject to any applicable requirements of the Member Control Agreement, Buyer shall be deemed a Managing Member (as such term is defined in the Member Control Agreement) of the Company for all purposes and in all respects. It is hereby acknowledged and agreed by Seller and Buyer that upon completion of the purchase and sale contemplated by this Section 1.1, the Acquired Interest shall be freely assignable and transferable by Buyer, free and clear of any Lien or claim of Seller other than pursuant to Section 5.1 of this Agreement, and subject in all events to all rights of the Agent under the Pledge Agreement.

1.2           Consideration. In consideration for the Acquired Interest and subject to and upon the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Seller the amount of $1.00 (the “Purchase Price”). The Purchase Price shall be payable by Buyer (or its designee) to Seller at the Closing by wire transfer of immediately available funds to an account designated by Seller, or by cashier’s check or other cash payment.

1.3           Full and Complete Payment. The parties acknowledge and agree that the payment of the Purchase Price constitutes full and complete payment for the Acquired Interest and all rights and attributes related thereto. Except for the Purchase Price, Seller shall not be entitled to any other rights, payments, returns and/or dividends, whether in cash or property, from the Company or any other person or entity in respect of the Acquired Interest or other interests in or with respect to the Company, except for the Excluded Interest.

1.4           The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, Sears Tower, Suite 5800, Chicago, Illinois 60606 on October 19, 2008 or on such other date as is mutually agreeable to Seller and Buyer (such date, the “Closing Date”).

ARTICLE II
CONDITIONS TO CLOSING

2.1           Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

(a)           Representations and Warranties. The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects (except for any representations or warranties qualified by materiality, which shall be true and correct in all respects) when made and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

(b)           Governmental Proceedings. No injunction exists or proceeding has been commenced that is reasonably likely to prevent, delay, make illegal, or otherwise interfere with, the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(c)           Deliveries. Seller shall have delivered, or caused to be delivered, to Buyer:

(i)            a copy of this Agreement, duly executed by Seller; and

(ii)           a membership certificate evidencing Seller’s Membership Interest, accompanied by an assignment and assumption document, in the form attached hereto as Exhibit A (the “Assignment and Assumption”), duly executed by Seller and effecting the assignment and transfer of the Acquired Interest to Buyer.

Any condition specified in this Section 2.1 may be waived in writing by Buyer in its sole discretion.

2.2           Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a)           Representations and Warranties. The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects when made and at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

(b)           Governmental Proceedings. No injunction exists or proceeding has been commenced that is reasonably likely to prevent, delay, make illegal, or otherwise interfere with, the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(c)           Deliveries. Buyer shall have delivered, or caused to be delivered, to Seller:

(i)            a copy of this Agreement, duly executed by Buyer;

(ii)           the Assignment and Assumption, duly executed by Buyer; and

(iii)          the Purchase Price.

Any condition specified in this Section 2.2 may be waived in writing by Seller in its sole discretion.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into and perform this Agreement, Seller hereby makes the following representations, warranties and covenant to Buyer as of the date hereof:

3.1           Status. Seller is a duly formed, validly existing corporation in good standing under the laws of the State of Minnesota and has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

3.2           Commitments. Except pursuant to the Credit Agreement and this Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which Seller is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of the Acquired Interest or any right or interest therein.

3.3           Title. Seller has good and indefeasible title to the Acquired Interest owned by it free and clear of all mortgages, pledges, liens, claims, encumbrances, other security arrangements, preferential arrangements or restrictions of any kind whatsoever (collectively, “Liens”) except for the Lien in favor of the Agent pursuant to the Pledge Agreement. Upon delivery by Buyer of the Purchase Price, Seller will transfer to Buyer good and indefeasible title to the Acquired Interest free and clear of all Liens except for the Lien in favor of the Agent pursuant to the Pledge Agreement.

3.4           Authority. Seller has full power, right and authority to execute and deliver this Agreement and, subject to the terms of the Member Control Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Seller.

3.5           Enforceability. This Agreement has been duly and validly executed by Seller and, upon delivery hereof by Seller, will constitute a legally valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

3.6           No Conflict. The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby and compliance with the terms and provisions hereof, does not and will not:  (a) conflict with, violate, result in the breach of, constitute a default under, give rise to any right of acceleration, cancellation or termination of any material right or obligation under, or require any consent, approval, authorization or action or filing pursuant to, any agreement or other instrument to which Seller is a party or by which Seller or any of its properties or assets are bound; or (b) violate or require any consent, approval, authorization or action or filing pursuant to, any code, statute, ordinance, rule, regulation, directive, order, decree, ruling, writ, injunction, judgment or other law or binding pronouncement of any governmental authority (collectively, “Laws”) applicable to Seller, or any of its properties or assets, except consents and approvals required under laws and regulations of the State of Minnesota applicable to the acquisition of an ownership interest in an entity licensed to engage in pari-mutuel wagering.

3.7           Litigation. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration proceedings or other proceedings pending, or to the knowledge of Seller, threatened or otherwise being asserted against Seller, which, directly or indirectly, would reasonably be expected to have a material adverse effect on the Acquired Interest owned by Seller or the consummation of the transactions contemplated hereby.

3.8           Brokerage. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of Seller will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from Seller in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby

3.9           Excluded Interest. Seller’s rights to distributions from the Company are contingent upon the occurrence of those events described in the Member Control Agreement. As of the Closing Date, the maximum aggregate amount of distributions payable pursuant to the $192,500 Distribution Right and Unrecovered Costs and Return Distribution Rights equals $2,357,072. Seller acknowledges and agrees that, other than the right to receive distributions from the Company in the maximum aggregate amount of $2,357,072, subject to and in accordance with the Member Control Agreement, the Excluded Interest does not include any rights of any kind whatsoever in the Company or under the Member Control Agreement (including any rights to Preferred Return, as such term is defined in the Member Control Agreement) or as a Member of the Company pursuant to the Member Control Agreement or Minnesota law. Seller acknowledges and agrees that, after the date of this Agreement, Seller shall earn no interest on any amounts due in connection with the Excluded Interest. Seller covenants and agrees that, from and after the Closing Date, Seller shall not, and shall cause its affiliates, successors and assigns not to: (i) make any claim for any distributions or payments from the Company other than with respect to the Excluded Interest and payments due under the Consulting Agreement (as such term is defined in the Settlement Agreement) or any agreement entered into on the date of this Agreement between Seller and Seller Parent, on one hand, and Buyer on the other hand; (ii) make any claim to any equity interest in or rights as a member of the Company, whether pursuant to the Member Control Agreement, Minnesota law or otherwise; and (iii) make any claim against Buyer with respect to the Excluded Interest.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into and perform this Agreement, Buyer hereby makes the following representations and warranties to Seller as of the date hereof:

4.1           Status. Buyer is a duly formed, validly existing limited liability company in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

4.2           Authority. Buyer has full power, right and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Buyer’s execution, delivery and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Buyer.

4.3           Enforceability. This Agreement has been duly and validly executed by Buyer and, upon delivery hereof by Buyer, will constitute a legally valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

4.4           No Conflict. The execution, delivery and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby, and compliance with the terms and provisions hereof and thereof, do not and will not:  (a) conflict with, violate, result in the breach of, or constitute a default under any provision of Buyer’s charter or by-laws; (b) conflict with, violate, result in the breach of, constitute a default under, give rise to any right of acceleration, cancellation or termination of any right or obligation of Buyer under, or require any consent, approval, authorization or action or filing pursuant to, any agreement or other instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound; or (c) violate or require any consent, approval, authorization or action or filing pursuant to, any Laws applicable to Buyer, or any of its properties or assets, except consents and approvals required under the laws and regulations of the State of Minnesota applicable to the acquisition of an ownership interest in an entity licensed to engage in pari-mutuel wagering.

4.5           Brokerage. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of Buyer will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from Buyer or in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

ARTICLE V
CONTINGENT PURCHASE OPTION

5.1           Contingent Option to Repurchase.

(a)           Seller shall have the right, at any time on or after July 20, 2009, but on or before July 24, 2009 (the “Option Period”), to purchase all, but not less than all, of the Acquired Interest from BDCF at a price equal to $1.00, provided that Seller shall have also purchased at par, on the date of the acquisition of the Acquired Interest pursuant to the exercise of the Option Right (as defined herein), a last out, non-voting, fully subordinated participation interest in the Obligations (as such term is defined in the Credit Agreement) (the “Participation Interest”) from BDCF in the aggregate principal amount equal to $7,500,000 pursuant to documentation reasonably satisfactory to BDCF (such contingent right to purchase the Acquired Interest, the “Option Right”). For the avoidance of doubt, the Option Right shall not be available to Seller unless and until it has acquired the Participation Interest from BDCF. Between the Closing Date and the date of exercise of the Option Right, Buyer shall not take any action or permit any action of the Company to be taken that would cause such 50% Membership Interest (excluding the Retained Interest) to constitute less than 50% of the Membership Interests in the Company (excluding the Retained Interest).

(b)           Seller acknowledges and agrees that the Option Right does not include any rights of any kind with respect to the Company or under the Member Control Agreement or applicable law, other than as expressly set forth in this Section 5.1. Without limiting the generality of the preceding sentence, Seller shall have no voting, control or other rights as a Member of the Company, whether under the Member Control Agreement or under Minnesota law, as a result of this Section 5.1.

(c)           No later than thirty (30) days prior to Seller’s exercise of the Option Right, Seller shall deliver an irrevocable notice pursuant to Section 7.5 below, which notice shall set forth a date for closing which shall be during the Option Period.

(d)           In connection with the exercise of the Option Right, Seller shall, at the closing of the purchase of the Acquired Interest: (i) acquire the Participation Interest by delivery of documentation reasonably satisfactory to BDCF; (ii) execute and deliver a pledge agreement in favor of BDCF, as Agent, in form and substance substantially similar to the Pledge Agreement (the “New Pledge Agreement”), to effect the granting of a first lien and security interest in the Acquired Interest to secure all obligations owed under the Credit Agreement; and (iii) subject to any applicable requirements of the Member Control Agreement, acquire the Acquired Interest at a purchase price of $1.00.

(e)           In connection with the exercise of the Option Right, BDCF shall deliver to Seller at closing, subject to the New Pledge Agreement, a membership certificate evidencing the Membership Interest, accompanied by an assignment and acceptance document, substantially in the form attached hereto as Exhibit A, duly executed by BDCF and, subject to any applicable requirements of the Member Control Agreement, effecting the assignment and transfer of the Acquired Interest to Seller. In connection with the transfer by BDCF of the Acquired Interest to Seller pursuant to the exercise of the Option Right, BDCF shall not be required to make any representations or warranties to Seller in connection with such transfer, except as to (i) good and valid title to the Acquired Interest being transferred to Seller; (ii) its valid existence and good standing (if applicable); (iii) the legal capacity and authority for, and validity, binding effect and enforceability of (as against BDCF), any agreement entered into by BDCF in connection with the transfer of the Acquired Interest; and (iv) the fact that no broker’s commission or finder’s fee is payable by BDCF as a result of BDCF’s conduct in connection with the transfer of the Acquired Interest pursuant to this Article V. The Acquired Interest shall at all times remain subject to rights of the Agent pursuant to the New Pledge Agreement.

(f)            The Option Right set forth in this Section 5.1 shall expire if the closing of the acquisition of the Acquired Interest does not occur during the Option Period, except if such failure to close is due to BCDF’s unreasonable delay or failure to comply with the requirements of this Section 5.1.

ARTICLE VI
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1           Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing indefinitely.

ARTICLE VII
MISCELLANEOUS

7.1           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

7.2           Governing Law. THIS AGREEMENT AND EACH OF THE OTHER ACQUISITION DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.3           Consent to Jurisdiction. EACH OF SELLER AND BUYER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED IN SUCH COURTS. EACH OF SELLER AND BUYER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SELLER AND BUYER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SELLER OR BUYER, AS APPLICABLE, BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SELLER OR BUYER, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

7.4           Waiver of Jury Trial. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER ACQUISITION DOCUMENTS. BUYER AND SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER ACQUISITION DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BUYER AND SELLER WARRANT AND REPRESENT THAT EACH HAS

HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.5           Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, sent by e-mail, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time; (c) if sent by e-mail, by the sender’s receipt of an e-mail acknowledgment confirming delivery thereof, (d) if delivered by overnight courier, one (1) business day after delivery to the courier properly addressed; or (e) if delivered by U.S. mail, four (4) business days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Seller:	Southwest Casino and Hotel Corp.
2001 Killebrew Drive
Bloomington, MN 55425
ATTN: Thomas E. Fox
Fax: (952) 853-9991

With a copy to:	Oppenheimer Wolff & Donnelly, LLP
Plaza VII, Suite 3200
35 South 7th Street
Minneapolis, MN 55402
ATTN: D. William Kaufman
Fax: (612) 607-7100

If to Buyer:	Black Diamond Commercial Finance, L.L.C.
100 Field Drive
Lake Forest, IL 60045-2580
ATTN: Hugo H. Gravenhorst
Fax: (847) 615-9064

With a copy to:	Black Diamond Capital Management, L.L.C.
One Sound Shore Drive
Suite 200
Greenwich, CT 06830
ATTN: Bob Rosenbloom
Fax: (203) 552-1014

and:	Latham & Watkins LLP
233 South Wacker Drive
Suite 5800, Sears Tower
Chicago, Illinois 60606
ATTN: Jeff Moran
Fax: (312) 993-9767

7.6           References, Pronouns and Headings. Except as otherwise specifically indicated, all references to Section or Subsection numbers refer to Sections and Subsections of this Agreement and all references to Exhibits refer to the Exhibits attached hereto. The words “hereby,” “hereof,” “herein,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. The word “or” means “and/or” and the words “include” and “including” shall not be construed as terms of limitation. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.7           Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of Buyer, in the case of an assignment by Seller, or of Seller, in the case of an assignment by Buyer, and any purported assignment without such consent shall be null and void; provided, however, that Seller and Buyer may make such an assignment without consent to (i) its affiliates or (ii) a successor to all or a material portion of its assets or business, whether in a merger, sale of stock, sale of assets or other transaction, the definitive written agreement for which shall contain an express assumption by the successor or assignee of Seller’s or Buyer’s, as the case may be, obligations hereunder; and provided, further, that Buyer may make such an assignment without consent to any Lender (as such term is defined in the Credit Agreement).

7.8           No Waiver. Any extension or waiver of the obligations herein of either party shall be valid only if set forth in an instrument in writing referring to this section and signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.9           No Oral Modification. Neither this Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

7.10         Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such cost and expenses.

7.11         Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, and the Settlement Agreement, dated as of the date hereof, by and between Seller, Seller Parent and Buyer, as Agent, contain the full agreement between the parties hereto on its subject matters, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties with respect to its subject matters.

7.12         Construction. Buyer and Seller acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Acquisition Documents and that this Agreement and the other Acquisition Documents shall be construed as if jointly drafted by Buyer and Seller.

7.13         Additional Documents. The parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

7.14         No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and permitted assigns.

7.15         Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The parties agree that telecopied or electronically scanned copies of signatures will be sufficient, with original signature pages to be supplied and exchanged at a later date.

Signature Page Follows.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BUYER:

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as Agent

By:	/s/ Hugo H. Gravenhorst
Hugo H. Gravenhorst
Managing Director

SELLER:

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/ Thomas E. Fox
Thomas E. Fox
President